UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:   June 17, 2010

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matter to a Vote of Security Holders

On June 17, 2010, InsWeb Corporation (“InsWeb”) held an Annual Meeting of shareholders for consideration of the following proposals as described more fully in the Proxy Statement dated May 6, 2010:

Proposal 1 –: to elect two Class II directors, whose terms expire at the Annual Meeting, for a term ending at the 2013 annual meeting of shareholders. The Nominating and Corporate Governance Committee nominated the current Class II directors, Mr. James M. Corroon and Mr. Thomas W. Orr, for election by the shareholders; and

Proposal 2 –: to ratify the appointment of Ernst & Young as InsWeb’s independent registered public accounting firm to audit the consolidated financial statements of InsWeb for the fiscal year ending December 31, 2010.

At the Annual Meeting, there were present in person or by proxy 3,973,012 InsWeb common shares, representing approximately 82% of the total outstanding shares of InsWeb common shares. The results of each proposal submitted to a vote at the Annual meeting are as follows:

Proposal 1 - Election of Directors

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-votes
James M. Corroon	1,811,196	377,515	NA	1,784,301
Thomas W. Orr	1,741,437	447,274	NA	1,784,301

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Withheld	Abstentions	Broker Non-votes
3,587,862	377,214	7,936	0

            Based on the above voting results, each proposal was approved by the shareholders at the Annual Meeting.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2010	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer